UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of OPAL Fuels Inc. (the “Company”), originally furnished by the Company to the Securities and Exchange Commission on May 10, 2023 (the “Initial 8-K”). The sole purpose for filing this amended report is to correct certain clerical errors contained in the press release attached as Exhibit 99.1 to the Initial 8-K as described further below. A corrected Exhibit 99.1 is attached to this Current Report on Form 8-K/A as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition

On May 10, 2023, the Company issued a press release regarding its financial results for the three months ended March 31, 2023. Due to a clerical error, the anticipated number of renewable identification numbers (“RINs”) to be generated upon the certification of renewable natural gas (“RNG”) produced was incorrectly stated as 5.9 million RINs, when in fact, upon certification, such RNG produced is anticipated to generate approximately 4.2 million RINs. This has been subsequently corrected in Exhibit 99.1 attached hereto.

The information disclosed under this Item 2.02 of this Current Report on Form 8-K/A, including the exhibit, is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K/A and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 2.02 or the exhibit attached hereto.

This Current Report on Form 8-K/A, including the exhibit, contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other SEC reports of the Company, including that actual events or results may differ materially from those in the forward-looking statements.

Additionally, to supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in Exhibit 99.1, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP Measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, stock-based compensation expense, transaction costs and other one time non recurring charges, other non-cash charges, major maintenance for renewable power, unrealized loss (gain) for derivative instruments, non cash gain on reversal of a liability to non redeemable non-controlling interests, loss on disposal of assets, gain on redemption of Note receivable, gas in storage with forward purchase agreement and gain on equity method investments. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measure to its most directly comparable GAAP financial measure can be found in the exhibit.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release, issued by OPAL Fuels Inc., dated May 10, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2023

OPAL Fuels Inc.

By:	/s/ Ann Anthony
Name:	Ann Anthony
Title:	Chief Financial Officer